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                                                  Exhibit 24
                                                  Page 1 of 2



               BALTIMORE GAS AND ELECTRIC COMPANY

                        POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Baltimore Gas and Electric Company hereby constitute and appoint C. H. Poindexter, E. A. Crooke and
C. W. Shivery and each of them their true and lawful attorneys and agents to do any and all acts and things and to execute, in their name any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with the registration under said Act of not exceeding $225,000,000 principal amount of Medium-Term Notes, Series D of said Company, maturing not more than thirty years after the date as of which they are issued ($100,000,000 principal amount which was previously registered under the Act, and $125,000,000 principal amount to be registered hereafter), all as authorized by Resolutions adopted by the Board of Directors of Baltimore Gas and Electric Company at a meeting held July 21, 1995, including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned directors and officers in the capacities indicated below, to any registration statements to be filed with the Securities and Exchange Commission in respect of said Medium-Term Notes, Series D, to any and all amendments to any registration statement in respect to said Medium-Term Notes, Series D, or to any instruments or documents filed as part of or in connection with said registration statement or amendments to such documents; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, each of the undersigned has subscribed, or caused to be subscribed, these presents this 21st day of July, 1995.

                                          Signature

                                     /s/ C. H. Poindexter
Principal Executive Officer   __________________________________
  and Director                          C. H. Poindexter
                              Chairman of the Board and Director


                                      /s/ C. W. Shivery
Principal Financial and       __________________________________
  Accounting Officer                    C. W. Shivery
                                        Vice President


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                                             Exhibit 24
                                             Page 2 of 2
                                             Power of Attorney
                                             in connection with
                                             the registering of
                                             not exceeding $225
                                             million of Medium-
                                             Term Notes, Series D







                            Directors



/s/ H. Furlong Baldwin            /s/ Martin L. Grass


/s/ J. Owen Cole                  /s/ Freeman A. Hrabowski III



/s/ Dan A. Colussy                /s/ Nancy Lampton


/s/ Edward A. Crooke              /s/ George V. McGowan


/s/ James R. Curtiss              /s/ George L. Russell, Jr.


/s/ Jerome W. Geckle              /s/ Michael D. Sullivan







Dated:  July 21, 1995